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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Waste Management, Inc. on Form S-3 (File Nos. 333-00097, 333-08573, 333-32471,
333-33889, and 333-52197), on Form S-4 (File Nos. 333-31979 and 333-32805),
and on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807,
33-61621, 33-61625, 33-61627, 333-02181, 333-08161, 333-14115, 333-14613,
333-34819, 333-51975, 333-64239, 333-70055, 333-59247, and 333-56113),
of our report dated March 16, 1998, on our audits of the consolidated financial statements of USA Waste Services, Inc. as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                                      PricewaterhouseCoopers LLP

Houston, Texas
March 29, 1999